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                                                                       EXHIBIT 4




                             SUBSCRIPTION AGREEMENT

To:      I & E TROPICALS, INC.
         270 NW 3rd Court
         Boca Raton, FL 33432


Gentlemen:

         1. SUBSCRIPTION. The undersigned investor (the "Investor") hereby subscribes to the purchase of ______________ shares of the common stock of I & E TROPICALS, INC. (the "Company"), a Florida corporation, at a total price of $___________________.

         2. ACCEPTANCE OF SUBSCRIPTION. The Investor herewith tenders to the Company, at the address set forth above or to an account designated in writing by the Company, payment by delivery of a check or wire transfer payable to the Company, in the amount set forth in Section 1 of this Agreement representing payment in full for the subscribed shares.

         3. REPRESENTATIONS AND WARRANTIES OF THE UNDERSIGNED. The Investor hereby represents and warrants to the Company as follows:

                (a) The Investor can bear the economic risk of this investment and can afford a complete loss thereof. The Investor (1) has sufficient liquid assets to pay the full purchase price for the shares, (ii) has adequate means of providing for current and presently foreseeable future needs, (iii) has no present need for liquidity of this investment in the shares and (iv) will not have an overall commitment to non- marketable investments disproportionate to the Investor's net worth.

                  (b) The Investor certifies to the Company that the Investor (initial the applicable item):

         __ Is a natural or other person or entity who fulfills the definition of an "accredited investor" as set forth in Regulation Section 230.501 (Rule 501) of Regulation D and as set forth in this Memo- randum (Investor Suitability).

         __ Is a natural person who has such knowledge and experience in business and financial matters that he or she is capable of evaluating the merits and risks of the investment described in the said Memorandum.

                (c) The Investor, and such other persons whom the Investor may have found it necessary or advisable to consult, have sufficient knowledge and experience in business and financial matters to evaluate the risks of the investment and to make an informed investment decision with respect thereto.

                (d) The Investor has had the opportunity to ask questions of, and to receive answers from, the Company and its representatives, with respect to the Company and the terms and conditions of this offering. The Investor and its representatives, if any, have been offered access to the books and records of the Company which (i) relate to the purchase of the Units, and (ii) which are necessary to verify the

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         accuracy of any information which was furnished to it by the Company.
         All materials and information requested by either the Investor or others representing the Investor including any information requested to verify any information furnished by the Company, have been made available. The Investor acknowledges that it has received no representations or warranties from the Company, employees or agents in making this investment decision.

                (e) The Investor is aware that the purchase of the Units is a speculative investment involving a high degree of risk and that there is no guarantee that it will realize any gain from its investment and that it could lose the total amount of the investment.

                (f) The Investor understands that none of the shares under this offering have been registered under the Act, or pursuant to the provisions of the securities laws of any other applicable jurisdictions. The Investor understands that they are being sold in reliance upon the exemptions for private offerings contained in Regulation D as promulgated under the Securities Act of 1933 (the "Act") and upon the laws of such other applicable jurisdictions based upon the fact that this offering of stock will only be made to a limited number of investors, and acknowledges that any certificate representing the Securities shall bear a legend to such effect. The Investor is fully aware that the reliance on such exemptions for its purchase of the Securities is based, in part, upon its representations, warranties and agreements hereto. As the offering has not been registered under the Act, the Investor is fully aware that (i) it must bear the economic risk of its investment herein for the period of time which is required by the Act, and (ii) its investment in the Securities cannot be publicly offered or sold unless the offering is subsequently registered under the Act or an exemption from such registration of the Units offered hereunder is contemplated. The Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Securities.

                (g) The Investor is making the investment hereunder for its own account and not for the account of others and for investment purposes only and not with a view to or for the transfer, assignment, resale or distribution thereof, in whole or in part. The Investor has no present plans to enter into any contract, undertaking, agreement or arrangement providing for the transfer, assignment, resale or distribution of its investment hereunder, in whole or in part. The Investor understands that the statutory basis on which the Securities are being sold to it would not be available if its present intention were to hold the Securities for a fixed period of time or until the occurrence of a certain event. The Investor realizes that, in the view of the Securities and Exchange Commission, a purchase now with a present intent to sell (i) by reason of a foreseeable specific contingency,
         (ii) by reason of any anticipated change in the market value or in the condition of the Company, or that of the industry in which the business of the Company is engaged, (iii) in connection with a contemplated liquidation of the Company, (iv) in connection with settlement of any loan obtained by the undersigned for the acquisition of the Securities, under which such Securities may be pledged as security, or (v) in connection with the pledge of the Securities as donations to religious or charitable institutions for the purpose of securing a deduction or an income tax return, would, in fact, represent a purchase with an intent inconsistent with its representations to the Company and the Securities and Exchange Commission may then regard such sale as a sale for which the exemption from registration is not available. The Investor will not pledge, transfer or assign this Subscription Agreement except to a person or entity which controls, is controlled by or is under common control with the Investor.

                (h) The Investor acknowledges that if the Securities become publicly traded, any necessary stop transfer orders will be placed upon the certificates for the Securities in accordance with the Act. The Investor further acknowledges that the Company is under no obligation to aid the Investor in obtaining any exemption from registration requirements.

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                  (i) The Investor understands that there is no public market for the Securities.

                  (j) The undersigned represents that the funds provided for this investment are funds as to which the undersigned has the sole right of management.

                  (k) If the Investor is a Florida resident, the Investor understands that he or she is entitled by law to cancel, terminate, or revoke this Subscription Agreement subsequent to the expiration of the three-day period as provided in Florida Statute Section 517.061(a)(5).

         The investor understands the meaning and legal consequences of the foregoing representations and warranties, which are true and correct as of the date hereof and will be true and correct as of the date that its purchase of the Securities subscribed for herein has been accepted by the Company. Each such representation and warranty made by the Investor shall survive such purchase.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor as follows:

                (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority to own the properties and assets owned by it and to carry on its business as presently conducted. The Company has duly qualified and is in good standing in all jurisdictions where it is required to be so qualified.

                (b) The Company has the power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Such execution, delivery, performance and consummation have been duly authorized by all necessary action on the part of the Company and its shareholders. This Agreement, when duly executed and delivered by the Company, constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

                (c) All corporate action required to be taken by the Company prior to the issuance and sale of the Securities has been, or prior to the closing of the sale of the Securities, will have been taken. The shares of Common Stock have been duly and validly authorized by proper corporate authority, have been reserved by the Company for issuance, and upon issuance by the Company upon receipt of the purchase price therefore, will be validly issued, fully paid and non-assessable and free of preemptive rights.

         5. NO WAIVER. Except as otherwise specifically provided for hereunder, no parties shall be deemed to have waived any of his or its rights hereunder or under any other agreement, Instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right. Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

         6. ENTIRE AGREEMENT. The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein. This Subscription Agreement constitutes the entire agreement between the parties.

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         7. INDEMNIFICATION. The Investor acknowledges that it understands the meaning and legal consequences of the representations and warranties contained in Section 3 hereof, and hereby agrees to indemnify and hold harmless the Company and its officers and directors from and against any and all loss, damage or liability (including costs and reasonable attorneys' fees) due to or arising out of a breach of any such representation, warranty or acknowledgment contained in this Subscription Agreement.

         8. CHANGES. This Subscription Agreement may not be changed, modified, extended, terminated or discharged orally, except by an agreement in writing, which is signed by all of the parties hereto.


         9. FURTHER DOCUMENTS. The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.


         10.    MISCELLANEOUS.

                (a) The Investor herein acknowledges that none of the proceeds of this offering will be held in escrow and that all proceeds as received will be available to the Company.

                (b) The Company will indicate its acceptance of this Subscription by its execution of this Agreement as indicated herein. It is agreed and understood that the execution and delivery of this Agreement by the Company is within the sole discretion of the Company.

                (c) Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the Investor may in context require.

         11. GOVERNING LAW. This Subscription Agreement shall be construed and enforced in accordance with the internal laws of the State of Florida, without giving effect to its principles of conflicts of law.


         12. TRANSFERABILITY. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives and successor. The undersigned agrees not to transfer or assign this Subscription Agreement, or any portion of the interest herein, except as set forth in Section 3(g), and further agrees that the assignment and transfer of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.

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         IN WITNESS WHEREOF, the investor has executed this Subscription
Agreement this ____ day of ____________________________, 2001.

_______________________________________           _____________________________
Printed Name of Investor                           Signature of Investor

_______________________________________           _____________________________
Printed Name of Joint Investor                      Signature of Joint Investor

_______________________________________           _____________________________
Social Security Number or EIN Number                Number of Shares and Amount
                                                    of Payment

_______________________________________           _____________________________
Subscriber Mailing Address                          City

_______________________________________           _____________________________
State                           Zip Code            Telephone Number (Home)

                                                  _____________________________
                                                    Telephone Number (Business)

_______________________________________           _____________________________
Memorandum Number                                   Fax Number

                                                  _____________________________
                                                    E-mail Address

         The Company hereby accepts the foregoing Subscription Agreement as herein stated this __________ day of _______________________, 2001.

                                                  I & E TROPICALS, INC.

                                                  By:
                                                 _____________________________
                                                         President


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